Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

Devon Energy Corporation Announces Early Tender Results and Receipt of Requisite Consents to

Amend Outstanding Notes of WPX Energy, Inc.

OKLAHOMA CITY – May 24, 2021 (GLOBE NEWSWIRE) – Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon”) announced today that (i) as of 5:00 p.m., New York City time, on May 21, 2021 (the “Original Early Tender Deadline”), $1,958,718,000 in aggregate principal amount of the outstanding notes of WPX Energy, Inc., a wholly-owned, direct subsidiary of Devon, listed in the table below (the “WPX Notes”), representing approximately 97.23% of the total outstanding principal amount of the WPX Notes and at least a majority of the aggregate outstanding principal amount of each series of WPX Notes, had been validly tendered and not validly withdrawn in connection with its previously announced private exchange offers (the “Exchange Offers”) and related consent solicitations (the “Consent Solicitations”) with respect to the WPX Notes and (ii) the early tender deadline has been extended until 11:59 p.m., New York City time, on June 7, 2021 (the “Extended Early Tender Deadline”).

As of May 21, 2021, Devon has received the requisite consents from eligible noteholders to amend the WPX Notes and related indenture under which they were issued (as supplemented, the “WPX Indenture”). WPX Notes validly tendered and not validly withdrawn and that are accepted for exchange will be exchanged for new notes issued by Devon (the “Devon Notes”) on the settlement date, which is expected to be on June 9, 2021, and the applicable consideration will be paid to the holders of such WPX Notes on such date, unless the Exchange Offers and Consent Solicitations are extended or terminated.

WPX will enter into supplemental indentures to eliminate or revise certain of the restrictive covenants applicable to such series of WPX Notes, including the merger covenant, events of default other than payment-related events of default and to reduce to 3 business days the minimum period for notices of redemption and make certain other changes conforming the WPX Notes to the redemption provisions of the existing outstanding Devon Notes. The supplemental indentures will become effective upon their execution and delivery, but the amendments will not become operative until we accept the WPX Notes for exchange and pay the applicable consideration.

Withdrawal rights for the Exchange Offers and Consent Solicitations expired at 5:00 p.m., New York City time, on May 21, 2021. Holders may no longer withdraw tendered WPX Notes or revoke consents, except as required by applicable law.

As of the Original Early Tender Deadline, the following principal amounts of each series of WPX Notes had been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

CUSIP	Aggregate Principal Amount Outstanding	Title of Series of WPX Notes	WPX Notes Tendered by the Original Early Tender Deadline
			Principal Amount	Percentage
98212BAG8	$242,374,000	8.250% Notes due 2023	$224,079,000	92.45%
98212BAE3	$472,230,000	5.250% Notes due 2024	$465,268,000	98.53%
98212BAJ2	$390,000,000	5.250% Notes due 2027	$377,554,000	96.81%
98212BAM5	$325,000,000	5.875% Notes due 2028	$322,388,000	99.20%
98212BAL7	$585,000,000	4.500% Notes due 2030	$569,429,000	97.34%

		Total:	$1,958,718,000	97.23%

The Exchange Offers and Consent Solicitations are being made upon the terms and conditions set forth in the Offer to Exchange and Consent Solicitation Statement, dated May 10, 2021 (the “Offer to Exchange”). Each Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York

City time, on June 7, 2021, unless such date is extended or earlier terminated (such date and time, as they may be extended, the “Expiration Date”). Devon reserves the right to terminate, withdraw, amend or extend one or more of the Exchange Offers and Consent Solicitations in its discretion, subject to the terms and conditions set forth in the Offer to Exchange.

Eligible holders who validly tender their WPX Notes by the Extended Early Tender Deadline, which is the same date as the Expiration Date, are eligible to receive, subject to the terms and conditions set forth in the Offer to Exchange, Devon Notes in the same principal amount as the WPX Notes tendered therefor plus cash consideration of $1.00 per $1,000 principal amount of WPX Notes tendered (the “Cash Consideration”). Interest on each Devon Note will accrue from (and including) the last interest payment date on which interest was paid on the corresponding WPX Note tendered in exchange for such Devon Note, and, accordingly, no accrued interest will be paid on the settlement date in respect of WPX Notes accepted for exchange, except as set forth in the Offer to Exchange with respect to cash paid in lieu of Devon Notes not delivered.

Subject to the terms and conditions set forth in the Offer to Exchange, each eligible noteholder exchanging WPX Notes in the Exchange Offers will be eligible to receive, in exchange for the WPX Notes validly tendered and not validly withdrawn, Devon Notes having the same interest payment and maturity dates, interest rate and, except as set forth in the Offer to Exchange, redemption provisions as the corresponding series of WPX Notes exchanged.

Devon’s obligation to accept and exchange the WPX Notes validly tendered pursuant to the Exchange Offers is subject to customary conditions, as set forth in the Offer to Exchange. The Exchange Offers and Consent Solicitations are not conditioned upon the tender of any minimum aggregate principal amount of the WPX Notes or the receipt of the requisite consents in any of the Consent Solicitations.

Holders validly tendering their WPX Notes will be deemed to have delivered consents to the amendments with respect to such tendered WPX Notes. Holders will not be permitted to tender their WPX Notes without delivering consents or to deliver consents without tendering their WPX Notes.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the Devon Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction. The Devon Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Devon Notes will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The Devon Notes may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Offer to Exchange. The Offer to Exchange and other documents relating to the Exchange Offers and Consent Solicitations will be distributed only to holders who confirm that they are within the categories of eligible participants in the Exchange Offers. None of Devon, Devon’s subsidiaries, its and their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, any trustee for the Devon Notes or the WPX Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their WPX Notes in the Exchange Offers.

Holders who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers and Consent Solicitations, at (800) 870-0653 (Toll-free). Banks and brokers should call (212) 269-5550. The eligibility letter may also be found here: www.dfking.com/devon. D.F. King & Co., Inc. will also provide copies of the Offer to Exchange to eligible holders.

In connection with the Exchange Offers and as described in greater detail in the Offer to Exchange, Devon will enter into a registration rights agreement, pursuant to which Devon will be obligated to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement with respect to an offer to exchange each series of Devon Notes for new notes and to use commercially reasonable efforts to file a shelf registration statement to cover resales of the Devon Notes under the Securities Act in the event that Devon determines that a registered exchange offer is not available or may not be completed.

The complete terms and conditions of the Exchange Offers and Consent Solicitations are set forth in the Offer to Exchange. The Exchange Offers are only being made pursuant to the Offer to Exchange. The Exchange Offers are not being made to holders of WPX Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Devon Notes have not been and will not be approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offer to Exchange.

ABOUT DEVON ENERGY

Devon Energy is a leading oil and gas producer in the U.S. with a premier multi-basin portfolio headlined by a world-class acreage position in the Delaware Basin. Devon’s disciplined cash-return business model is designed to achieve strong returns, generate free cash flow and return capital to shareholders, while focusing on safe and sustainable operations.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	Lisa Adams, 405-228-1732
Chris Carr, 405-228-2496

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the Exchange Offers or Consent Solicitations and the other risks identified in the Offer to Exchange, the Company’s Annual Report on Form 10-K and its other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially and adversely from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake, and expressly disclaims, any duty to update or revise its forward-looking statements based on new information, future events or otherwise.

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